As filed with the Securities and Exchange Commission on May 5, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0192527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-5000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
_______________
Kevin S. Wilson
Chief Executive Officer and President
Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________
Copy to:

Robyn Zolman
Gibson, Dunn & Crutcher, LLP
1801 California Street
Denver, Colorado, 80202
(303) 298-5700
_______________
Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.
_______________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	1,508,964	$70.94(2)	$107,045,906.16	$13,894.56

(1)
This Registration Statement registers 1,508,964 shares of common stock of the Registrant. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)	Pursuant to Rule 457(c), calculated on the basis of the average of the high and low trading prices of the Registrant’s Common Stock reported on The Nasdaq Capital Market on April 30, 2020.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 5, 2020
Prospectus
HESKA CORPORATION
1,508,964 shares of Common Stock

This prospectus covers the sale of an aggregate of 1,508,964 shares of our common stock, $0.01 par value per share (the “Shares”), by the selling stockholders identified in this prospectus (collectively with any of the holder’s transferees, pledgees, donees or successors, the “selling stockholders”). The Shares were issued upon conversion of 122,000 shares of Series X Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”) and the Preferred Shares were issued pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated January 12, 2020, in a private offering exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). We are registering the resale of the shares of common stock covered by this prospectus as required by the Registration Rights Agreement we entered into with the selling stockholders on March 30, 2020.
The Company will not receive any proceeds from the sale by the selling stockholders of the Shares. We are paying the cost of registering the Shares covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the Shares.
Sales of the Shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both. If required, the number of shares to be sold, the public offering price of those shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement. Because all of the Shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which the Shares may be sold under this prospectus.
The Company’s common stock is traded on The Nasdaq Capital Market under the symbol “HSKA.” On May 1, 2020, the closing sale price of our common stock on The Nasdaq Capital Market was $69.08 per share. Our principal executive offices are located at 3760 Rocky Mountain Avenue, Loveland, Colorado, 80538 and our telephone number is (970) 493-7272.
Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors discussed on page 6 before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the shares the selling stockholders may offer. Each time the selling stockholders sell our shares using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our common stock. See “Where You Can Find More Information” for more information.
Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of certain factors.
Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in Item 1 (Business) and Item 1A (Risk Factors) of Part I and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our most recent Annual Report on Form 10-K, factors described under the section captioned “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus. Such factors include, among others, risks and uncertainties related to:
•    the impact of the COVID-19 pandemic on global supply chain and consumer demand;
•     the success of third parties in marketing our products;
•     outside business interests of our Chief Executive Officer,
•    our reliance on third party suppliers and collaborative partners;
•    our dependence on key personnel;
•    our dependence upon a number of significant customers;
•    competitive conditions in our industry;
•    our ability to market and sell our products successfully;
•    expansion of our international operations;
•    the impact of regulation on our business;
•    the success of our acquisitions and other strategic development opportunities;
•    our ability to develop, commercialize and gain market acceptance of our products;
•    cybersecurity incidents and related disruptions and our ability to protect our stakeholders’ privacy;
•    product returns or liabilities;
•    volatility of our stock price; and
•    our ability to service our convertible notes and comply with their terms.
Readers are cautioned not to place undue reliance on these forward-looking statements. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect the passage of time, any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by applicable securities laws.

ABOUT THE COMPANY
Unless otherwise specified, when used in this prospectus, the terms “the Company,” “Heska,” “issuer,” “Registrant,” “we,” “our,” and “us” refer to Heska Corporation and, where appropriate, its consolidated subsidiaries. Our Restated Certificate of Incorporation, as amended (the “Charter”), authorizes three classes of stock: Original common stock, Public common stock, and preferred stock. Pursuant to an NOL Protective Amendment to the Charter adopted in 2010, all shares of Original common stock then outstanding were automatically reclassified into shares of Public common stock. Our Public common stock trades on The Nasdaq Capital Market under the symbol “HSKA.” In this prospectus, references to “Public common stock” and “common stock” are references to our Public common stock, unless the context otherwise requires.
We sell veterinary and animal health diagnostic and specialty products. Our offerings include Point of Care diagnostic laboratory instruments and consumables; digital diagnostic imaging instruments, software and services; vaccines; local and cloud-based data services; allergy testing and immunotherapy; and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. Our core focus is on supporting veterinarians in the canine and feline healthcare space.
We were founded as Paravax, Inc. and incorporated in California in 1988. We changed our name to Heska Corporation in 1995, reincorporated in Delaware and completed our initial public offering in 1997.
Our principal executive offices are located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538. Our telephone number is 970-493-7272 and our Internet address is www.heska.com. References to our website in this prospectus are inactive textual references only and the content of our website should not be deemed incorporated by reference for any purpose. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any accompanying prospectus supplement and the documents incorporated by reference herein and therein. Our business, financial condition, results of operations and prospects could be materially and adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. For more information, see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS
We are registering these Shares for resale by the selling stockholders. We will not receive any proceeds from the sale of the shares offered by this prospectus. The net proceeds from the sale of the Shares offered by this prospectus will be received by the selling stockholders.

DESCRIPTION OF COMMON STOCK
General
The following description summarizes important terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth herein, you should refer to our Charter and our Amended and Restated Bylaws, both of which are filed as exhibits to our most recent Annual Report on Form 10-K, and to the applicable provisions of Delaware law.
On May 4, 2010, our stockholders approved an amendment to our Charter (the “NOL Protective Amendment”). The NOL Protective Amendment places restrictions on the transfer of our common stock that could adversely affect our ability to use our domestic Federal Net Operating Loss carryforward (“NOL”). The NOL Protective Amendment reclassified our capital stock into shares of Traditional common stock and Public common stock, which together we refer to as our “common stock.” These restrictions on transfer prohibit certain future transfers of our capital stock that could adversely affect our ability to utilize our NOL and certain income tax credits to reduce our federal income taxes, which we refer to as the “Tax Benefits.” Pursuant to the NOL Protective Amendment, each share of Traditional common stock was automatically reclassified into one share of common stock.
After giving effect to the amendments to our Charter adopted subsequent to the NOL Protective Amendment, our authorized capital stock consists of 29,000,000 shares of capital stock, par value $0.01 per share, of which:

•	13,250,000 shares of original common stock are designated as Traditional common stock;

•	13,250,000 shares of NOL restricted common stock are designated as Public common stock; and

•	2,500,000 shares are designated as preferred stock.
All outstanding shares of common stock are validly issued, fully paid, and nonassessable.
Voting rights
Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights for the election of directors in our Charter. Prior to our 2020 annual meeting of stockholders, our Charter provided for a classified board of directors consisting of two classes of approximately equal size. Following our 2020 annual meeting of stockholders, our board of directors will cease to be classified, and the directors elected at the 2020 annual meeting of stockholders and each annual meeting thereafter shall be elected for a one year term of office expiring at the next annual meeting of stockholders.
Dividend rights; rights upon liquidation
The holders of common stock are entitled to receive dividends out of assets legally available for dividends at times and in amounts as our board of directors may determine. These dividend rights are subject to any preferential dividend rights that may be granted to holders of outstanding preferred stock.
In the event of our liquidation, dissolution or winding up, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding preferred stock.
Preemptive and other rights
Other than as set forth under the caption “Conversion” below, holders of common stock have no preemptive or other rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other of our securities. There are no redemption or sinking fund provisions applicable to the common stock securities.
Conversion
Each share of Public common stock will automatically be converted into the equivalent number of shares of Traditional common stock on the earliest of January 1, 2026, the date our board of directors determines that the transfer restrictions described below are no longer necessary or advisable to preserve the Tax Benefits due to changes in tax laws, or the date our board of directors determines in good faith that it is in the best interests of the Company and our stockholders to terminate the transfer restrictions.

NOL transfer restrictions
As a result of the NOL Protective Amendment, the shares of common stock are subject to transfer restrictions such that holders of common stock are restricted from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of the shares of common stock (or options, warrants or other rights to acquire common stock, or securities convertible or exchangeable into common stock), to the extent that such transfer would (i) create or result in an individual or entity becoming a five-percent stockholder of the common stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations, which individual or entity is referred to as a “five-percent stockholder,” or (ii) increase the stock ownership percentage of any existing five-percent stockholder.
Transfers that violate the provisions of the NOL Protective Amendment shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the NOL Protective Amendment, which shares are referred to as “Excess Securities.” The purported transferee shall not be entitled to any rights as a Company stockholder with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by us, to transfer the Excess Securities to an agent designated by us for the limited purpose of consummating an orderly arm’s-length sale of such Excess Securities. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally to the purported transferor to the extent there is any additional amount, or, if the purported transferor cannot readily be identified to us, to cover the costs incurred by us as a result of such prohibited transfer, with the remainder, if any, to be donated to a charity designated by our board of directors.
With respect to any transfer that does not involve a transfer of our “securities” within the meaning of Delaware law but which would cause any five-percent stockholder to violate the transfer restrictions, the following procedure would apply in lieu of those described above. In such case, no such five-percent stockholder would be required to dispose of any interest that is not a security of the Company, but such five-percent stockholder and/or any person whose ownership of our securities is attributed to such five-percent stockholder, would be deemed to have disposed of (and would be required to dispose of) sufficient securities (which securities shall be disposed of in the inverse order in which they were acquired), simultaneously with the transfer, to cause such five-percent stockholder not to be in violation of the transfer restrictions, and such securities would be treated as Excess Securities to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such five-percent stockholder or such other person that was the direct holder of such Excess Securities from the proceeds of sale by the agent being the fair market value of such Excess Securities at the time of the prohibited transfer.
The NOL Protective Amendment also provides us with various remedies to prevent or respond to a purported transfer that violates its provisions, including that any person who knowingly violates it, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as it would have been in had such violation not occurred.
The foregoing transfer restriction provisions may only be amended or repealed by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon. This summary description of the NOL Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the NOL Protective Amendment.
Anti-takeover provisions in Delaware law and our Charter
The NOL Protective Amendment may have an “anti-takeover” effect because, among other things, the common stock restricts the ability of a person, entity or group to accumulate more than five percent of the common stock and the ability of persons, entities or groups now owning more than five percent of the outstanding shares of common stock from acquiring additional shares of common stock without the approval of our board of directors.
We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.
Until the termination of the classification of our board of directors beginning with our 2020 annual meeting of stockholders, our Charter provides for a classified board of directors. Until the 2020 annual meeting of stockholders, the provisions establishing the classified board may only be amended or repealed by the holders of at least two-thirds of the voting power of all the then outstanding shares of capital stock entitled to vote generally for the election of directors, voting together as a single class. The Charter provides that special meetings of stockholders may be called only at the request of our chairman of the board of directors, our chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

The provisions described above, together with the ability of our board of directors to issue preferred stock without stockholder approval, could have the effect of delaying, deferring or preventing a change in control, delaying, deferring or preventing the removal of existing management, deterring potential acquirers from making an offer to our stockholders, and limiting any opportunity of our stockholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirers.
The above-described effects could occur even if a majority of our stockholders might benefit from such a change in control or offer.
Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “HSKA”.

SELLING STOCKHOLDERS
The selling stockholders listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to selling stockholders in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.
Certain selling stockholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed underwriting commissions.
The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of such shares that each such selling stockholder may offer pursuant to this prospectus. Applicable percentages are based on 9,391,438 shares outstanding on April 29, 2020, adjusted as required by rules promulgated by the SEC. We are filing this registration statement to comply with our obligation to register 1,508,964 unregistered shares of common stock for resale by the selling stockholders pursuant to the Registration Rights Agreement dated as of March 30, 2020 (the “Registration Rights Agreement”), by and among the Company and the selling stockholders.
Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Shares beneficially owned after this Offering - Number of Shares.” We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Selling Stockholders(1)	Number of Shares beneficially owned prior to this Offering	Number of Shares that may be sold in this Offering	Shares beneficially owned after this Offering(2)
			Number of Shares	Percentage of total outstanding common stock
Janus Henderson Venture Fund(3)	386,871	230,327	156,544	1.67%
Janus Capital Funds PLC – Janus Henderson US Venture Fund(4)	18,772	11,106	7,666	*%
Nine Ten Partners LP(5)	769,121	422,510	346,611	3.69%
Eversept Global Healthcare Fund, L.P. (6)	362,152	362,152	0	0%
Park West Investors Master Fund, Limited(7)	438,404	438,404	0	0%
Park West Partners International, Limited(7)	44,465	44,465	0	0%

* Less than 1%
(1)
If required, information about other selling stockholders, except for any future transferees, pledgees, donees or successors of the selling stockholder named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)	Assumes all shares offered by the selling stockholders hereby are sold and that the selling stockholders buys or sells no additional shares of common stock prior to the completion of this offering.
(3)	Jonathan Coleman and Scott Stutzman are the portfolio managers of Janus Henderson Venture Fund and have voting and investment power of the securities held by Janus Henderson Venture Fund.
(4)
Jonathan Coleman and Scott Stutzman are the portfolio managers of Janus Capital Funds PLC – Janus Henderson US Venture Fund and have voting and investment power of the securities held by Janus Capital Funds PLC – Janus Henderson US Venture Fund.

(5)
Brian Bares, James Bradshaw, and Russell Mollen are control persons of Nine Ten GP LP, the General Partner of Nine Ten Partners LP and have voting and investment power of the securities held by Nine Ten Partners LP.

(6)
Eversept Partners, L.P. is the investment manager of Eversept Global Healthcare Fund, L.P. Kamran Moghtaderi is the managing principal of Eversept Partners, L.P. and has voting and investment power of the securities held by Eversept Global Healthcare Fund, L.P.

(7)
Park West Asset Management LLC (“PWAM”) is the investment manager of Park West Investors Master Fund, Limited and Park West Partners International, Limited. Peter S. Park is the sole member and manager of PWAM. PWAM and Mr. Park may be deemed to beneficially own the securities held by Park West Investors Master Fund, Limited and Park West Partners International, Limited.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. If the Company is notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, the Company will file a supplement to this prospectus if then required in accordance with applicable securities law.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.
The Company has advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.
The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
The Company has agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

EXPERTS
The financial statements of the Company incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, filed on February 28, 2020, for the years ended December 31, 2019 and December 31, 2018 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report included therein, and given upon the authority of said firm as experts in auditing and accounting. The financial statements of the Company incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, filed on February 28, 2020, for the year ended December 31, 2017 have been audited by EKS&H LLLP, an independent registered public accounting firm, as stated in their report included therein, and given upon the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Certain legal matters, including the validity of the securities offered pursuant to this registration statement, will be passed upon for us by Gibson, Dunn & Crutcher LLP.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to our common stock being distributed as contemplated by this prospectus. This prospectus is a part of, and does not contain all the information set forth in, the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, please refer to the registration statement including its exhibits and schedules. Statements we make in this prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the Registration Statement including its exhibits and schedules on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website we refer to in this prospectus is not part of this prospectus or any report filed with or furnished to the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file our Annual Reports on Form 10-K containing financial statements audited by an independent registered public accounting firm, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports with the SEC, and we will file proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You also may access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website at www.heska.com. Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 0-22427. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the shares of common stock and warrant shares covered by this prospectus are sold:

•
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020 (including the sections of the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 2, 2020, that are incorporated by reference therein);

•	The Company’s Current Reports on Form 8-K filed on January 15, 2020, January 24, 2020, April 1, 2020, April 9, 2020, April 22, 2020 and April 27, 2020 to the extent “filed” and not “furnished”;

•
The description of the Company’s Common Stock contained in its registration statement on Form 8-A/A (Registration No. 000-22427), filed on January 4, 2011, including any amendments or reports filed for the purpose of updating such description; and

•
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the original Registration Statement and prior to effectiveness of the registration statement of which this prospectus is a part, provided that all documents “furnished” by the Company to the SEC and not “filed” are not deemed incorporated by reference herein.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold) are incorporated herein by reference; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules and regulations of the SEC shall not be deemed to be incorporated by reference herein into this Registration Statement.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, at 3760 Rocky Mountain Avenue, Loveland, Colorado, 80538 or may be made telephonically at (970) 493-7272.
We have not authorized anyone else to provide you with information other than the information contained in this prospectus, in any accompanying prospectus supplement or the information incorporated by reference herein or therein or to make additional representations. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. None of the expenses listed below are to be borne by any of the selling stockholder named in the prospectus that forms a part of this registration statement. All amounts, except the SEC registration fee, are estimates:

Registration Fee—Securities and Exchange Commission	$13,894.56
Printing Fees and Expenses*	─
Accountants Fees and Expenses*	6,000.00
Legal Fees and Expenses*	50,000.00
Transfer Agent Fees and Expenses*	5,000.00
Miscellaneous*	─
Total	$74,894.56

 * Estimated solely for purposes of this Item. Actual expenses may vary.

Item 15.	Indemnification of Directors and Officers.
The Company’s Restated Certificate of Incorporation, as amended, provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law. Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation and its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director derived an improper personal benefit.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Further subsections of DGCL Section 145 provide that:
(1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;
(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and
(3) the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.
Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Company’s Restated Certificate of Incorporation, as amended, authorizes the Company to indemnify the Company’s directors and officers to the fullest extent permitted under Delaware law.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibit Index.

Exhibit No.	Description

2.1#++
Agreement regarding the sale and purchase of the sole share in scil animal care company GmbH among Registrant, Heska GmbH, Covetrus Animal Health Holdings Limited and Covetrus, Inc. dated January 14, 2020 (filed with the Registrant’s Form 10-K for the year ended December 31, 2020)

3.1	Restated Certificate of Incorporation of the Registrant (filed with the Registrant’s Form 10-K for the year ended December 31, 2012)
3.2	Certificate of Amendment to Restated Certificate of Incorporation of Registrant (filed with the Registrant’s Form 10-K for the year ended December 31, 2012)
3.3	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (filed with the Registrant’s Form 10-K for the year ended December 31, 2012)
3.4	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (filed with the Registrant’s Form 10-K for the year ended December 31, 2016)
3.5	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (filed with the Registrant’s Form 10-Q for the quarter ended March 31, 2017)
3.6	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (filed with the Registrant’s Form 8-K on May 9, 2018)
3.7	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (filed with the Registrant’s Form 10-Q for the quarter ended June 30, 2019)
3.8	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant**
3.9	Certificate of Designations of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (filed with the Registrant’s Form 8-K on April 1, 2020)
3.10	Amended and Restated Bylaws of the Registrant, as amended (filed with the Registrant’s Form 10-Q for the quarter ended June 30, 2019)
4.1	Registration Rights Agreement dated March 30, 2020 ((filed with the Registrant’s Form 8-K on April 1, 2020)
5.1	Opinion of Gibson, Dunn & Crutcher LLP **
23.1	Consent of Plante & Moran PLLC, Independent Registered Public Accounting Firm**
23.2	Consent of EKS&H LLLP, Independent Registered Public Accounting Firm**
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in legal opinion filed as Exhibit 5.1)**
24.1	Power of Attorney (included on signature page)**
**	Filed herewith.
#	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.
++	Certain confidential information contained in this exhibit has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Item 17.	Undertakings.
Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Item 512(i) of Regulation S-K. The undersigned registrant hereby undertakes that:
(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on May 5, 2020.

HESKA CORPORATION

By:	/s/ KEVIN S. WILSON
Kevin S. Wilson
Chief Executive Officer and President
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Kevin S. Wilson and Catherine Grassman, and each of them singly, his or her true and lawful attorney-in-fact and agent, for him or her, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same and all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Signature	Title	Date
/s/ KEVIN S. WILSON Kevin S. Wilson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 5, 2020
/s/ CATHERINE GRASSMAN Catherine Grassman	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2020
/s/ SCOTT W. HUMPHREY Scott W. Humphrey	Director, Chairman of the Board of Directors	May 5, 2020
/s/ MARK F. FURLONG Mark F. Furlong	Director	May 5, 2020
/s/ SHARON J. LARSON Sharon J. Larson	Director	May 5, 2020
/s/ DAVID E. SVEEN David E. Sveen, Ph.D.	Director	May 5, 2020
/s/ BONNIE J. TROWBRIDGE Bonnie J. Trowbridge	Director	May 5, 2020